EXECUTION COPY

DEED OF GUARANTEE

BETWEEN

PPF a.s.

as Guarantor

and

CME MEDIA ENTERPRISES B.V.

and

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

as Beneficiaries

DATED 2 MAY 2005

D E W E Y   B A L L A N T I N E
London

THIS GUARANTEE is made by way of a deed on 2 May 2005,

BETWEEN:

(1)
PPF a.s., a joint-stock company established and existing under the laws of the Czech Republic, having its registered office at Prague 4, Na Pankráci 1658, Postal Code 140 21, Identification Number: 250 99 345, registered in the Commercial Register kept with the Municipal Court in Prague, Part B., Insert Number 4495 (the "Guarantor");

(2)	CME MEDIA ENTERPRISES B.V., a company organized under the laws of the Netherlands, and having its registered office at Birkstraat 89, 3768 HD Soest, the Netherlands ("CME ME"); and

(3)	CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company organized under the laws of Bermuda, and having its registered office at Clarendon House, Church Street, Hamilton, HM CX Bermuda ("CME Ltd").

WHEREAS:

(A)
PPF (Cyprus) Ltd is a company organised under the laws of the Republic of Cyprus with registered number HE 92433 and having its registered office at Arch. Makariou III, 2-4, Capital Center, 9th Floor, PC 1505, Nicosia, Cyprus ("PPF");

(B)	PPF is a wholly-owned subsidiary of the Guarantor;

(C)	PPF, CME ME and CME Ltd have entered into a framework agreement dated December 13, 2004, pursuant to which CME ME shall purchase from PPF 85% of the TV Nova Group (the "Framework Agreement");

(D)
Pursuant to the Framework Agreement, PPF has agreed to procure a guarantee by the Guarantor in favour of CME ME and CME Ltd (the "Beneficiaries") of the performance of PPF's or any of its affiliates payment obligations under the Transaction Documents, and the Guarantor hereby agrees to provide such a guarantee.

IT IS AGREED as follows:

1	Definitions and Interpretations

In this Guarantee the words and expressions used shall, unless expressly defined herein, have the same meanings ascribed to them in the Framework Agreement, except that references to Clauses are to clauses of this Guarantee. All references to PPF herein shall be deemed to include reference to any relevant affiliate(s) of PPF.

2	Guarantee

2.1
In consideration of the Beneficiaries entering into the Framework Agreement with PPF, the Guarantor irrevocably and unconditionally guarantees to the Beneficiaries the full and prompt payment and discharge of all such sums of money and liabilities due, owing or incurred or payable and unpaid by PPF to the Beneficiaries pursuant to the Transaction Documents from time to time (including without limitation any sums or liabilities due, owing or incurred in connection with any Purchase Price adjustments, any Indemnity Claims (including for the avoidance of doubt Indemnity Claims with respect to Third Party Claims), any breach by PPF of any of the Transaction Documents and any costs of enforcement of any of the Transaction Documents (other than this Guarantee) (together the "Obligations" and the Obligations to which a Demand (as defined below) relates shall be the "Demand Obligations").

2.2	Time for Making Payments

If PPF has failed to pay or perform its Demand Obligations and such failure has been referred to dispute resolution pursuant to the relevant Transaction Document ("Dispute Resolution") and pursuant to such Dispute Resolution the Beneficiaries shall have obtained any preliminary decision of an arbitrator or arbitral tribunal on the merits of the Beneficiaries’ claim against PPF with respect to the Demand Obligations (notwithstanding any actual or potential appeal thereof by PPF or any of the Beneficiaries or Protected Parties, and notwithstanding that any further proceedings between PPF and the Beneficiaries may be contemplated or pending with respect to other matters of performance or quantum of liability) (a "Preliminary Decision"), the Guarantor shall upon written demand by the Beneficiaries (a "Demand") forthwith provide the Initial Security pursuant to Clause 2.3 below in an amount which shall be the lesser of:

(i)	the amount stated in the Demand; or

(ii)
the amount awarded to the Beneficiaries or any CME Protected Party in respect of the Demand Obligations pursuant to the Preliminary Decision plus the costs and expenses of enforcement of the Demand Obligations incurred by the Beneficiaries and payable and unpaid by PPF under the relevant Transaction Documents (other than this Guarantee) and not taken into account in the Preliminary Decision,

(such amount being referred to as the "Demand Amount").

2.3	Initial Security

2.3.1	The Initial Security shall consist of either (i) cash in an Escrow Account, denominated in US$, Euros or CZK, or (ii) a Bank Guarantee.

2.3.2	The Guarantor shall give written notice to the Beneficiaries confirming which form of Initial Security shall be provided within 2 Business Days of receipt of a Demand.

2.4	Payment in Escrow

2.4.1
If the Initial Security is provided in the form of cash, the Guarantor shall forthwith pay the required amount into an Escrow Account with an Escrow Bank, pursuant to an Escrow Agreement. All costs related to the Escrow Account shall be borne by the Guarantor without diminution of the amount in the Escrow Account.

2.4.2
If pursuant to the final decision (which decision shall not be subject to any further appeal by any of Beneficiaries, the Protected Parties or PPF) of any Dispute Resolution between the Beneficiaries and PPF related to the Demand Obligations (the "Final Decision"), any amount is awarded in favour of the Beneficiaries, the Escrow Bank shall pay to the Beneficiaries from the Escrow Account the lesser of:

(i)	the amount stated in the Demand; or

(ii)
the amount awarded to the Beneficiaries in respect of the Demand Obligations pursuant to the Final Decision (including any awards of costs and expenses of enforcement of the Demand Obligations (other than under this Guarantee) as awarded pursuant to the Final Decision).

2.4.3
To the extent that the amount in the Escrow Account is not sufficient to pay the amounts payable to the Beneficiaries pursuant to Clause 2.4.2 above, the Guarantor shall, forthwith on written demand from the Beneficiaries, pay to the Beneficiaries such additional amounts as may be required to fully discharge the amounts payable pursuant to Clause 2.4.2.

2.4.4
If at any time as a result of the Final Decision, the amount payable by PPF to the Beneficiaries in respect of the Demand Obligations pursuant to the Final Decision exceeds the amount demanded by the Beneficiaries pursuant to the relevant Demand and to the extent such additional amounts remain unpaid by PPF, the Beneficiaries may by written notice demand that the Guarantor pays such additional amounts and the Guarantor shall pay to Beneficiaries such additional amounts forthwith.

2.4.5
If pursuant to the Final Decision, the amount that is awarded in favour of the Beneficiaries is less than the amount in the Escrow Account, after payment in full to the Beneficiaries pursuant to Clause 2.4.2 above, the Guarantor shall be entitled to cause the Escrow Bank to pay forthwith to the Guarantor for the Guarantor's own account any remaining sum credited to the Escrow Account.

2.4.6
If pursuant to the Final Decision no amount is awarded in favour of the Beneficiaries, the Guarantor shall be entitled to cause the Escrow Bank to pay forthwith to the Guarantor for the Guarantor's own account the amount the Guarantor had paid into the Escrow Account pursuant to Clause 2.4.1 above.

2.5	Use of Bank Guarantee

2.5.1
If the Initial Security is provided in the form of a Bank Guarantee, the Guarantor shall forthwith deliver the Bank Guarantee for the required amount to CME ME. All costs related to the Bank Guarantee shall be borne by the Guarantor.

2.5.2
If pursuant to the Final Decision, any amount is awarded in favour of the Beneficiaries, the Beneficiaries shall be entitled to call on the Bank Guarantee for payment of an amount equal to the lesser of:

(i)	the amount stated in the Demand; or

(ii)
the amount awarded to the Beneficiaries in respect of the Demand Obligations pursuant to the Final Decision (including any awards of costs and expenses of enforcement of the Demand Obligations (other than under this Guarantee) as awarded pursuant to the Final Decision).

2.5.3
To the extent that the amount of the Bank Guarantee is not sufficient to pay the amounts payable to the Beneficiaries pursuant to Clause 2.5.2 above, the Guarantor shall, forthwith on written demand from the Beneficiaries, pay to the Beneficiaries such additional amounts as may be required to fully discharge the amounts payable pursuant to Clause 2.5.2

2.5.4
If at any time as a result of the Final Decision, the amount payable by PPF to the Beneficiaries in respect of the Demand Obligations pursuant to the Final Decision exceeds the amount demanded by the Beneficiaries pursuant to the relevant Demand and to the extent such additional amounts remain unpaid by PPF, the Beneficiaries may by written notice demand that the Guarantor pays such additional amounts and the Guarantor shall pay to Beneficiaries such additional amounts forthwith.

2.5.5
If pursuant to the Final Decision, the amount that is awarded in favour of the Beneficiaries is less than the amount of the Bank Guarantee, after payment in full to the Beneficiaries pursuant to Clause 2.5.2 above, the Guarantor shall be entitled to cause the Beneficiaries to return the Bank Guarantee to the Guarantor.

2.5.6	If pursuant to the Final Decision no amount is awarded in favour of the Beneficiaries, the Guarantor shall be entitled to cause the Beneficiaries to return the Bank Guarantee to the Guarantor.

3	Substitute Security

At any time after the Initial Security has been provided pursuant to this Guarantee, it may be replaced with Substitute Security as provided in Clause 13 of the Framework Agreement.

4	Waiver of defences

The obligations of the Guarantor under this Guarantee shall not be affected by any act, omission or thing which but for this provision would reduce release or prejudice any of its obligations under this Guarantee including:

(i)	any alteration to any provision of the Transaction Documents or in the extent or nature of the obligations to be performed pursuant to the Transaction Documents,

(ii)	the granting by the Beneficiaries of any time or other indulgence,

(iii)	any concession or arrangement granted or made by the Beneficiaries to or with PPF,

(iv)
the taking by the Beneficiaries of any other security (including any Substitute Security), in respect of the obligations or liabilities of PPF pursuant to the Transaction Documents or any other agreement entered into pursuant thereto or of any such other security or the release of any such other security and the Guarantors' liability under this Guarantee shall not be affected by any failure, delay or forbearance on the part of the Beneficiaries in enforcing any such security or any of its rights against PPF,

(v)	any present or future law or regulation purporting to reduce or prejudice any of the obligations or liabilities of PPF pursuant to the Transaction Documents,

(vi)
the taking, variation, compromise, renewal or release of or refusal or neglect to effect take up or enforce any rights against or security over assets of PPF or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security,

(vii)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status, function, control or ownership of PPF or any other person; or

(viii)
any unenforceability, illegality or invalidity of any Obligations of PPF under the Transaction Documents to the intent that the Guarantor's liability under this Guarantee shall remain in full force and its guarantee be construed accordingly as if there were no unenforceability, illegality or invalidity.

5	Principal obligor

Without prejudice to the Beneficiaries' rights against PPF as principal obligor, the Guarantor shall be deemed principal obligor and not merely as surety in respect of any amounts payable by PPF pursuant to a Final Decision in respect of Demand Obligations and accordingly the Guarantor shall not be discharged nor shall its liability hereunder be affected by any act or thing or means whatsoever by which its said liability would have been discharged or affected if it had not been principal obligor.

6	Discharge of Guarantee

6.1
Notwithstanding any composition, release or arrangements effected by the Beneficiaries with PPF, the Guarantor's liability under this Guarantee shall be discharged only by payment and discharge by the Guarantor to the Beneficiaries in full of all sums, obligations and liabilities which may from time to time be respectively due or owing or incurred from or by PPF.

6.2	For the avoidance of doubt the Beneficiaries hereby acknowledge that under no circumstances shall:

(i)	the Guarantor be required to make payment more than once for any loss under this Guarantee,

(ii)
any of the Beneficiaries or CME Protected Parties be entitled to demand recovery of any loss under this Guarantee in respect of which loss the Guarantor has already made payment in full to another Beneficiary or CME Protected Party pursuant to this Guarantee; or

(iii)
any of the Beneficiaries or CME Protected Parties be entitled to recover in respect of a loss under this Guarantee, if such party has already recovered for such loss under any other Transaction Document.

7	Reinstatement

Each assurance, security or payment which may be avoided under any enactment relating to bankruptcy or insolvency or any statutory modification or re-enactment of any such enactment, remains in force notwithstanding any intermediate settlement of account or payment or any change in the constitution or control of, or the insolvency or any bankruptcy, winding-up or analogous proceedings relating to PPF.

8	Continuing Guarantee

This Guarantee shall be a continuing guarantee and the provisions of this Guarantee shall remain in force notwithstanding any intermediate settlement of account or payment or any change in the constitution or control of, or the appointment of a receiver, administrative receiver or administrator of any of PPF's assets, insolvency or any bankruptcy, winding-up, reorganisation, amalgamation, reconstruction or analogous matter or proceedings relating to PPF.

9	Partial Exercise

No single exercise of any right, power or privilege conferred by this Guarantee shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

10	Appropriations

10.1	Until all of the Obligations of PPF under or arising pursuant to the Transaction Documents have been irrevocably paid and/or discharged in full, the Guarantor shall not:

(i)
by virtue of or in respect of any payment made, security realised or moneys received for or on account of the Guarantor's liability under this Guarantee, be subrogated to, benefit from, succeed to or share in any rights, security or moneys held or received by the Beneficiaries or be entitled to any right of contribution or claim any right of indemnity, or exercise any other rights or legal remedies; or

(ii)
claim or prove as creditor or otherwise in competition with the Beneficiaries in respect of any moneys owing to it by PPF in the event of any bankruptcy, liquidation or other insolvency proceedings relating to PPF.

10.2
In the event the Guarantor receives any sums from PPF in respect of any payment of the Guarantor hereunder, the Guarantor shall hold such monies in trust for the Beneficiaries so long as any sums are payable (contingently or otherwise) under this Guarantee in relation to the Transaction Documents.

11	Payment

11.1	All payments made by the Guarantor under this Guarantee shall be made to the Beneficiary which has requested such payment.

11.2
All payments shall be made in US Dollars. If the Demand is denominated in any other currency such amount shall be converted on the date upon which the Guarantor makes such payment or deposits such amounts in the Escrow Account (as appropriate) into US Dollars applying the relevant exchange rate set forth in the Framework Agreement.

11.3
All sums payable under this Guarantee shall be paid in full without set-off or counterclaim and free and clear of and without deduction of or withholding for or on account of any present or future taxes, duties and/or other charges.

12	Amendments

The Guarantor hereby authorises PPF and the Beneficiaries (and Newco) to make any addendum or variation to the Transaction Documents, the full and due performance and observance of which addendum or variation shall be likewise guaranteed by the Guarantor in accordance with the terms of this Guarantee. The obligations of the Guarantor hereunder shall in no way be affected by any variation or addendum to the Transaction Documents.

13	Additional security

This Guarantee is in addition to and not in substitution for any present and future guarantee, lien or other security held by the Beneficiaries. The Beneficiaries' rights hereunder are in addition to and not exclusive of those provided by law.

14	Changes to the parties

No party may assign, transfer or novate or dispose of any of, or any interest in, or its rights, benefits and/or obligations under this Guarantee without consent of the other parties in writing; provided, however, that the Beneficiaries may effect such an assignment, transfer, novation or disposal in order to grant security interests to a non-affiliated financial institution for purposes of securing financing.

15	Representations and warranties

The Guarantor represents and warrants to the Beneficiaries that:

(i)	it has full power, authority and right to enter into and carry out its obligations hereunder,

(ii)	this Guarantee constitutes the valid and legally binding obligations of it,

(iii)	the entry into and performance by it of, and the transactions contemplated by this Guarantee do not and will not conflict with:

(a)	any law or regulation or judicial or other order,

(b)	its constitutional documents; or

(c)	any document which is binding on it or on any of its assets; and

(iv)
it is neither insolvent, unable to pay its debts as they fall due (as such expression is defined in sub-sections 1(a) to (d) (inclusive) and sub-section (2) of section 123 of the Insolvency Act 1986), nor subject to any insolvency or analogous proceedings in any jurisdiction.

16	Indemnity

The Guarantor hereby agrees to indemnify the Beneficiaries upon demand against all reasonable Losses (and any Taxes or charges thereon) to which the Beneficiaries may be subject or which the Beneficiaries may incur in connection with the enforcement of this Guarantee.

17	Notices

Any notice to be given hereunder shall be deemed to be duly given if it is delivered by hand or sent by registered or recorded delivery to the addressees' registered office and in the case of any such notices, the same shall, if sent by registered post or recorded delivery, be deemed to have been received 48 hours after being posted.

18	Governing Law and Jurisdiction

18.1	This Guarantee shall be governed by and construed in accordance with the laws of England and Wales.

18.2
Any disputes, claims or controversy arising out of or related to this Agreement, including any question as to its formation, validity, interpretation or termination, that cannot be resolved by negotiations between the Parties shall be settled by arbitration on an ad hoc basis in accordance with the UNCITRAL Arbitration Rules, by three arbitrators appointed by the Parties or otherwise appointed by the London Court of International Arbitration in accordance with such rules. The arbitration shall be conducted in London and all documents and proceedings shall be in the English language. Any of the Parties shall have the right to initiate the proceedings.

18.3
The Guarantor irrevocably submits to the execution against it as primary obligor of the Demand Obligations which are the subject of any Final Decision and shall not seek to contest such Final Decision pursuant to this Clause 18.

19	Counterparts

This Guarantee may be executed in any number of counterparts each of which when executed shall constitute an original of this Guarantee and all the counterparts together shall constitute one and the same instrument.

20	Severability

If any provision of this Guarantee is or becomes illegal, invalid or unenforceable that shall not affect the validity or enforceability of any other provisions of this Guarantee.

21	Rights of Third Parties

21.1	Subject to Clause 21.2, no person who is not a party to this Guarantee, shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce a term of this Guarantee.

21.2	The CME Protected Parties (as such term is defined in the Framework Agreement) shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce this Guarantee.

22	Acknowledgement of Rights of CME Protected Parties

The Guarantor hereby acknowledges that the CME Protected Parties have enforceable rights under the Framework Agreement and that such rights are guaranteed by the Guarantor pursuant to this Guarantee.

IN WITNESS whereof the Guarantor has executed and delivered this Guarantee as a deed the day and year first before written.

Executed as a deed by:
PPF a.s.

acting by Ing. Aleš Minx
as its lawful attorney:

/s/ Ales Minx

Executed as a deed by:
CME MEDIA ENTERPRISES B.V.

acting by:

/s/ Ana Sljivic
Authorised signatory

Executed as a deed by:
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

acting by:

/s/ Ana Sljivic
Authorised signatory